EXHIBIT 99.1

PRESS RELEASE

Contact:
Joseph D. Roberto
Chairman, President and Chief Executive Officer
(914) 248-7272

PCSB Financial Corporation Authorizes Stock Repurchase Program

Yorktown Heights, NY – August 20, 2020.  PCSB Financial Corporation (the “Company”) (NASDAQ: “PCSB”), parent of PCSB Bank, announced today that it has authorized a program to repurchase up to 844,907 shares, or 5%, of its outstanding common stock.  The timing and amount of any repurchases will depend on various factors, including but not limited to, market conditions, stock price, and alternative uses of capital.  Repurchases may be transacted in the open-market or in negotiated private transactions and may be conducted pursuant to a trading plan adopted in accordance with Securities and Exchange Commission Rule 10b5-1.

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank, a New York-chartered commercial bank.  PCSB Bank has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871.  It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

Forward Looking Statements

This press release contains certain forward-looking statements about the stock repurchase program.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”.  Certain factors that could cause actual results to differ materially from expected results include delays in completing the proposed repurchase program, changes in the interest rate environment, changes in the market price of the Company’s common stock, changes in the general economic conditions, legislative and regulatory changes that adversely affect the business of the Company and PCSB Bank, changes in the securities markets, and other factors disclosed in the Company’s periodic filings with the Securities and Exchange Commission.